                                                                    EXHIBIT 10.9

STATE OF NORTH CAROLINA
                                     LEASE
COUNTY OF NEW HANOVER


         THIS LEASE, made this 20th day of September, 1999, by and between UNIVERSITY CORPORATE CENTER, LLC, a North Carolina Limited Liability Company, whose address is 1410 Commonwealth Drive, Wilmington, North Carolina, (hereinafter "Landlord"), and ENDEAVOR PHARMACEUTICALS, INC., a Delaware corporation, whose address is 5051 New Centre Dr., Wilmington, NC (hereinafter "Tenant").

                                  WITNESSETH:

         Upon the terms and conditions hereinafter set forth, the Landlord leases to Tenant and Tenant leases from Landlord property referred to as the Premises, all as follows:

         1. Premises. The property hereby leased to Tenant is that area highlighted in yellow on Exhibit A hereto attached (the "Premises"), which consists of approximately 2550 rentable square feet located in the University Corporate Center Building at 127 Racine Drive, City of Wilmington, County of New Hanover, State of North Carolina (the "Building").

         2. Term. The term of this Lease shall be for a period of twelve (12) months and shall commence on September 20, 1999 (the "Commencement Date"), and shall terminate twelve (12) months thereafter (the "Initial Term").

         3. Base Rent. Tenant agrees to pay Landlord as Base Rent during the Initial Term the sum of Four Thousand Three Hundred Twenty Two and 25/100 Dollars ($4,322.25) per month.

Each month's payment shall be paid in advance on the first day of each and every calendar month during said term. In addition to said Base Rent, Tenant agrees to pay the amount of all other rental adjustments as and when hereinafter provided in this Lease. Said rental (including Base Rent, Additional Rent and all other sums payable to Landlord under this Lease) shall be paid to Landlord, without deduction or offset, in lawful money of the United States of America, which shall be legal tender at the time of payment, at the office of Landlord or to such other person or at such other place as Landlord may from time to time designate in writing.

In the event that Tenant should exercise its option to renew the term of this Lease in accordance with the provisions of Section 4 below, the Base Rent for each Option Term shall be increased by


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


an amount equal to three percent (3%) of the Base Rent payable during the preceding year on a cumulative and compounded basis.

         4. Option to Extend Term. Tenant shall have the option to extend the term of this Lease for three (3) additional terms of twelve (12) months each (the "Option Terms"), provided Tenant gives Landlord written notice of its election to exercise this option at least sixty (60) days prior to the expiration of the applicable term of this Lease. Time is of the essence.

         5. Right of First Refusal. Landlord hereby grants to Tenant a right of first refusal for the space immediately adjacent to the Premises consisting of approximately 1360 square feet of usable space. Tenant's right hereunder shall be the right to rent such space upon the same terms and conditions as contained in any bonafide offer to Landlord. In the event that Landlord should receive such an offer, Landlord shall communicate the same to Tenant in writing and Tenant shall have a period often (10) days thereafter within which to accept or reject such offer. In the event that Tenant rejects such offer, Landlord shall be free to rent the space to the original offeror, free and clear of any claims by Tenant.

         6. Assignment and Subletting. The Tenant, or any other person or entity which at any time uses or occupies, or holds any interest in or under this Lease with respect to, all or any part of the Premises, shall not directly or indirectly, voluntarily or by operation of law, sell, assign, encumber, pledge or otherwise transfer or hypothecate all or any part of its interest in or rights with respect to the Premises or its leasehold estate or permit all or any portion of the Premises to be occupied by anyone other than itself, its agents, servants, contractors, employees, guests, or licensees, or sublet all or any portion of the Premises without Landlord's prior written consent, such consent not to be unreasonably withheld. Landlord shall respond in writing to any reasonable request by Tenant for permission to assign or sublet within ten (10) days Tenant's leasehold estate shall consist only of the right to use and occupy the Premises for its own purposes, subject to the provisions of this Lease during the terms of its leasehold estate.

         7. Use of Premises. The Premises shall be used and occupied by Tenant, its agents, servants, contractors, employees, guests, or licensees, only for professional, executive or administrative office purposes in connection with Tenant's business related to pharmaceutical product development and for no other purpose whatsoever.

         Tenant acknowledges that, except as herein expressly provided, neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the suitability of the Premises for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease.

         Any use of the Premises in violation of any rules and regulations as may be promulgated by the Landlord from time to time or any governmental laws, rules or regulations is expressly prohibited. Any use of the Premises which might result in an increase in Landlord's insurance


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

premiums or a refusal of Landlord's insurance companies to insure the Building is expressly prohibited.

         8. Alterations. Tenant shall not make or allow any alteration, additions or improvements in or to the Premises without Landlord's prior written consent, and then only by contractors or mechanics approved in advance and in writing by Landlord. In each instance where Landlord's approval of an alteration is required, Tenant shall furnish Landlord with plans showing the proposed alteration to the Premises. Tenant covenants and agrees that all work done by or pursuant to the direction and instruction of Tenant shall be performed in full compliance with all laws, rules, orders, ordinances, directions, regulations and requirements of all governmental agencies, offices, departments, bureaus and boards having jurisdiction. Before commencing any work, Tenant shall give Landlord at least five (5) days written notice of the proposed commencement of such work.

         9.       Default: Remedies.

         9.1 Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Tenant.

                  (a)      The vacating or abandoning of the Premises by Tenant.

                  (b) The failure by Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, within five (5) business days after receipt of written notice from Landlord of such nonpayment.

                  (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than described in Paragraph (b) above, provided that, Landlord shall give Tenant written notice of such failure and Tenant shall be in default if such failure shall continue for a period of thirty (30) days after written notice hereof from Landlord to Tenant; further provided, however that if the nature of Tenant's default is such that more than thirty
(30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure, to completion.

                  (d)      (i)      The making by Tenant of any general
arrangement or assignment for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure in not discharged within thirty (30) days.


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
Provided, however, in the event that any provision of this Section 9(d) is contrary to any applicable law, such provision shall be of no force or effect.

         9.2 Remedies. In the event of any such material default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have by reason of such default or breach:

                  (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord.

                  (b) Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the State of North Carolina. Unpaid installments of rent and other unpaid monetary obligations of Tenant under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.

         10. Eminent Domain. If the whole of the Premises shall be taken, or such part thereof shall be taken as shall substantially interfere with Tenant's use and occupancy of the balance thereof, under power of eminent domain, or sold, transferred, or conveyed in lieu thereof, either Tenant or Landlord may terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority, whichever date occurs later. If any part of the Building other than the Premises and interior and adjacent landscaped areas, shall be so taken, sold, transferred or conveyed in lieu thereof, Landlord shall have the right, at its option, to terminate this Lease as of the date of such condemnation or as of the date possession is taken by the condemning authority. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising in or to the same or any part hereof, provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or require Tenant to assign to Landlord any award made to Tenant for the taking of personal property and fixtures belonging to Tenant and removable by Tenant at the expiration of the term hereof, as provided hereunder, or for the interruption of, or damage to Tenant's business or for relocation expenses recoverable against the condemning authority. In the event of a partial taking, or a sale, transfer, or conveyance in lieu thereof, which does not result in a termination of this Lease, Landlord shall, to the extent of any fund received from the condemning authority for repair or restoration, restore the Premises substantially to their condition prior to such partial taking and, thereafter, rent shall be abated in the proportion which the square footage of the part of the Premises so made unusable bears to the amount of Rental Area immediately prior to the taking. No temporary taking of a part of the Premises or of the Building and interior and adjacent landscaped areas, shall give Tenant any right to terminate this Lease or to any abatement of rent hereunder.


                                       4




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         11.  Damage or Destruction.

                  (a) In the event the Premises or the Building in which the Premises are located, or the facilities providing utility services to the Premises are damaged by any peril covered by Landlord's Fire and Extended Coverage Insurance or any other peril required to be insured against by Landlord under the terms of this Lease:

                  (i) In event of total destruction of the Building, this Lease shall automatically be terminated as of the date of such casualty.

                  (ii) In the event of partial destruction of the Building, or of total or partial destruction of the Premises, or such utility facilities Landlord shall be responsible for repairing such damage and restoring the Building or the Premises, except in the circumstances hereinafter provided. If the Premises or the Building or the utility facilities are damaged and (A) the Premises cannot be made reasonable usable within ten (10) days after such damage, or (B) the repair or restoration thereof is not completed within thirty
(30) days after such damage; or (C) the repair or restoration is not covered by insurance, or the estimated cost thereof exceeds the insurance proceeds available for repair or restoration plus any amount which Tenant is obligated or elects to pay for such repair or restoration; or (D) the estimated cost of repair or restoration of the Premises or Building exceeds fifty percent (50%) of the full replacement cost of the Building; or (E) the Building cannot be restored except in a substantially different structural or architectural form than existed before the damage and destruction, Landlord or Tenant shall have the option to either terminate this Lease. In the event that Landlord or Tenant elects to terminate this Lease, it shall give notice to the other within thirty
(30) days after the occurrence of such damage, terminating this Lease as of the date specified in such notice, which date shall not be less than ten (10) nor more than sixty (60) days after the giving of such notice. In the event such notice is given, this Lease shall expire and all interest of Tenant in the Premises shall terminate on the date specified in the notice, and the rent (abated proportionately in the ratio in which Tenant's use of said Premises has been impaired since the date of such partial destruction of the Building or of the Premises) shall be paid up to the date of termination. Landlord shall refund to Tenant the rent theretofore paid for any period of time subsequent to such date.

         (b) Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby, without further obligation to the other, from the date possession of the Premises is surrendered to the Landlord, except for items which have theretofore accrued and are then unpaid.

         (c) The rental to be paid under this Lease shall be abated proportionately in the ratio which the Tenant's use of said Premises has been impaired from the date of such partial destruction of the Building or of the Premises or of the utility facilities until such portion of the Premises is again useable.

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         (d)      Notwithstanding any destruction or damage to the Premises or the Building and interior and adjacent landscaped areas, Tenant shall not be released from any of its obligations under this Lease except to the extent upon the conditions expressly stated in this Section 11.

         (e) In the event of partial destruction of the Premises or the Building or the facilities providing utility services to the Premises due to any cause other than a peril covered by Landlord's Fire and Extended Coverage Insurance, if Landlord is not obligated to, or does not elect to, pay for repair and restoration of same, Landlord or Tenant may elect to terminate this Lease.

         (f) It is hereby acknowledged that if Landlord is obligated to, or elects to repair or restore as herein provided, Landlord shall be obligated to make repairs or restoration only of those portions of said Building and said Premises which were originally provided at Landlord's expense, and the repair and restoration of items not provided at Landlord's expense shall be the obligation of Tenant. Tenant understands that Landlord will not carry insurance of any kind on Tenant's furniture, furnishings, fixtures, equipment or other personal property, and that Landlord shall not be obligated to repair any damage thereto or replace the same.

         12.      Insurance.

         (a) At all times during the term hereof, Tenant shall maintain in effect policies of property damage insurance covering all leasehold improvements as may be made by Tenant and in which Tenant may have an insurable interest, providing protection against any peril included within the classification "Fire and Extended Coverage" together with insurance against sprinkler damage, vandalism and malicious mischief. Upon termination of this Lease following a casualty as set forth herein, the proceeds of the above insurance shall be paid to Tenant.

         (b) Tenant shall, at all times during the term hereof and at its own cost and expense, procure and continue in force comprehensive general liability insurance for bodily injury and property damage, adequate to protect Landlord against liability for injury to or death of any person, arising in connection with the construction of improvements on the Premises or use, operation or condition of the Premises. Such insurance at all time shall be in an amount of not less than a combined single limit of One Million Dollars ($1,000,000), insuring against any and all liability of the insured with respect to said Premises or arising out of the use or occupancy thereof. In the event that economic circumstances should change during the term of this Lease, Landlord may, in its sole discretion and upon notice to Tenant, require an increase in the combined single limit for such insurance, not to exceed One Million Five Hundred Thousand Dollars ($1,500,000.00)

         (c) All insurance required to be carried by Tenant hereunder shall be issued by responsible insurance companies, qualified to do business in the State of North Carolina, reasonably acceptable to Landlord and Landlord's lender. Each policy shall name Landlord, and

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

at Landlord's request any mortgagee of Landlord, as an additional insured, as their respective interests may appear, and copies of all polices or certificates evidencing the existence and amounts of such insurance shall be delivered to Landlord by Tenant at least ten (10) days prior to Tenant's occupancy of the Premises. No such policy shall be cancelable except after ten
(10) days prior written notice to Landlord and Landlord's lender. Tenant shall furnish Landlord with renewals or "binders" of any such policy at least ten
(10) days prior to the expiration thereof. Tenant agrees that if Tenant does not take out and maintain such insurance after written notice from Landlord, Landlord may (but shall not be required to) procure said insurance on Tenant's behalf and charge the Tenant the premiums, payable upon demand.

                  (d) At all times during the term hereof, Landlord shall maintain in effect a policy or policies of property damage insurance covering the Building and interior and adjacent landscaped areas, in an amount not less than one hundred percent (100%) of their full replacement value, providing protection against any peril included within the classification Fire and Extended Coverage "all risk". Landlord shall be entitled, at its option, to include in such policies a deductible provision of up to five percent (5%) per occurrence. If Tenant vacates the Premises or any portion thereof during the term of this Lease, in violation of the terms of this Lease, and if Landlord's cost for property damage insurance is increased as a consequence Tenant shall reimburse Landlord upon demand for the full amount of such additional cost during the period of time the Premises remain vacant.

                  (e) Subject to obtaining the approval of their respective insurance carriers, Tenant and Landlord each hereby release and relieve the other, and waive their entire right of recovery against the other for loss or damage arising out of or incident to the perils insured against under this Section which perils occur in, on or about the Premises, whether due to the negligence of Landlord or Tenant or their agents, employees, contractors and/or invitees, to the extent of any recovery by the injured party under such insurance. Tenant and Landlord shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease, and request that such carriers waive such rights of subrogation under such policies.

         13.      Indemnification and Waiver.

                  (a) Tenant will indemnify and hold Landlord harmless from any and all claims, actions, damages, liability and expense in connection with personal injury or damage to property (i) arising from or out of any occurrence in or upon the Premises, except occurrences occasioned wholly by an act or omission of Landlord, its agents, servants, contractors, employees, guests, or licensees, or any one or more of them, or (ii) arising from or out of any occurrence occasioned wholly by an act or omission of Tenant, its agents, servants, contractors, employees, guests, or licensees, or any one or more of them.

                  (b) Landlord will indemnify and hold Tenant harmless from any and all claims, actions, damages, liability and expense in connection with personal injury or damage to

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
property (i) arising from or out of any occurrence in or upon the portions of the Building other than Premises, and/or the grounds around the Building, except occurrences occasioned wholly by an act or omission of Tenant its agents, servants, contractors, employees, guests, or licensees, or any one or more of them, or (ii) arising from or out of any occurrence occasioned wholly by an act or omission of Landlord, its agents, servants, contractors, employees, guests, or licensees, or any one or more of them.

         14. Estoppel Certificate. Tenant shall at any time and from time to time, upon not less than ten (10) business days prior written notice from Landlord, execute, acknowledge, and deliver to Landlord a statement in writing certifying certain facts including, without limitation, that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the dates to which the rental, the security deposit, if any, and other charges, if any, are paid in advance, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, and no event or conditions then in existence which, with the passage of time or notice or both, would constitute a default on the part of Landlord hereunder, or specifying such defaults, events, or conditions, if any are claimed. Tenant's failure to deliver such statement within such time shall, at the option of Landlord, constitute a breach or default under this Lease, without the requirement of written notice. If such option is not so exercised by Landlord, Tenant's failure shall be conclusive upon Tenant that
(i) this Lease is in full force and effect without modification except as may be represented by Landlord; (ii) that there are no uncured defaults in Landlord's performance; and (iii) that not more than two (2) months rental has been paid in advance. If Tenant fails to deliver the certificate within ten
(10) days, Tenant irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute and deliver the certificate to a third party.

         15. Signs. Tenant may not erect, install or display any sign or advertising material upon the Premises without the prior written consent of Landlord. Landlord shall furnish, install and maintain a building directory at a convenient location in the lobby listing the name of Tenant and the room number of Tenant's entrance office.

         16.      Service and Utilities.

                  (a) Landlord agrees to furnish to the Premises at its own expense, throughout the term, air conditioning, both heated and refrigerated, all reasonable electric current required by Tenant, and water and sewerage on a 5 1/2-day a week basis, and all reasonably necessary building security. Janitorial services shall be provided five (5) times a week. If Tenant, in Landlord's reasonable estimation, shall make excessive use of such service and utilities, Tenant shall pay to Landlord the reasonable cost thereof. Tenant shall have the option a tenant's sole expense, to obtain electric current from a backup power supply in the event of a power outage.

                  (b) All such service and utilities shall be provided during normal business hours, including 8:00 a.m. to 6:00 p.m. Monday through Friday, and 8:00 a.m. to 12:00 p.m. on


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Saturdays, with Sundays and Holidays excluded. During the month of January of each calendar year, Landlord shall furnish to Tenant a list of such holidays for that calendar year. At the option of Landlord and upon request by the Tenant, air conditioning, both heated and refrigerated, may be supplied at times other than normal business hours upon the payment by Tenant to Landlord of the sum of $35.00 per hour for such service with a 3-hour minimum charge.

                  (c) Except as provided in Section 11, the Landlord shall not be liable whenever the failure to supply such services and utilities shall be due to necessary repairs, improvements to the building or machinery therein deemed desirable by Landlord or for any reason beyond Landlord's control including strikes, power shortages, power failures, or other emergencies or governmental regulations having a direct effect on the supplying of such services or utilities.

         17. Subordination. This Lease is subject and subordinate to all mortgages and deeds of trust which now affect the Premises, the building and the real property of which it is a part, and to all renewals, modifications, consolidations, replacements and extensions thereof. Landlord shall have the right to cause this Lease to be and become and remain subject and subordinate to any and all mortgages or deeds of trust which may hereafter be executed covering the Premises by Landlord or Owner, the Building and the real property of which it is a part, or any renewals, modifications, consolidations, replacements or extensions thereof, for the full amount of all advances made or to be made thereunder and without regard to the time or character of such advances, together with interest thereon and subject to all the terms and provisions thereof. Tenant agrees, within ten (10) days after Landlord's written request thereof, to execute, acknowledge and deliver all documents or instruments requested by Landlord, or that are necessary or proper to assure the subordination of this Lease to any such mortgages or deeds of trust. Notwithstanding anything to the contrary set forth in this section, Tenant hereby attorn and agrees to attorn to (at the option of) any person, firm, or corporation purchasing or otherwise acquiring the Building and the real property of which it is a part, at any sale or other proceeding or pursuant to the exercise of any other rights, powers or remedies under such mortgages or deeds of trust, as if such person, firm, or corporation had been named as Landlord or Owner herein, being intended hereby that if this Lease is terminated, cut off, or otherwise defeated by reason of any act or actions by the owner of the holder or any such mortgage or deed of trust, then at the option of any such person, firm or corporation, so purchasing or otherwise acquiring the Building and the real property of which it is a part, this Lease shall continue in full force and effect.

         18.      Maintenance and Repairs.

                  (a) Except as may be Landlord's responsibility pursuant to various provisions of this Lease, Tenant shall at Tenant's sole cost and expense keep and maintain the Premises in as good condition and repair as when first occupied by Tenant; damage thereto from causes beyond the reasonable control of Tenant and ordinary wear and tear excepted. All damage or injury to the Premises or the Building in which the same are located, caused by the act or negligence of

Tenant, its employees, agents or visitors, shall be repaired by Landlord at Tenant's sole costs and expense, if Tenant shall fail to make such repairs within a reasonable time after notice from Landlord. Tenant shall upon the expiration or sooner termination of the term hereof surrender the Premises to Landlord in the same condition as when construction of Tenant Improvements was completed, ordinary wear and tear and damage from causes beyond the reasonable control of Tenant excepted.

         (b) Anything contained in the foregoing Section 18(a) to the contrary notwithstanding, Landlord shall repair and maintain the structural portions of the Building, including the basic plumbing, air conditioning, and electrical systems installed or furnished by Landlord. Tenant shall replace at its own expense, all light bulbs as may be necessary within the Premises. With respect to the Premises, Landlord shall undertake such maintenance and repairs within a reasonable time after written notice of the need for such maintenance or repairs is given by Tenant and received by Landlord, but in no event less than two (2) business days after receipt of such notice. If such maintenance and repairs are necessitated in part or whole by the act, neglect, fault or omission of any duty by Tenant, its agents, servants, employees or visitors, Tenant shall pay to Landlord upon demand the reasonable cost (or portion thereof equitably allocated to Tenant, in Landlord's best judgement) of such maintenance and repairs.

         19. Entire Agreement. This Lease contains the entire agreement between the parties with respect to the lease of the Premises, and it may not be modified in any manner other than by an agreement in writing signed by both parties or their successors in interest. All prior conversations or writings between the parties or their representatives with respect to the Premises are merged into this Lease.

         20. Provisions Severable. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of that term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

         21. Brokerage and Finder's Fees. Tenant warrants that it has not used the services of any broker or finder in connection with this lease of the Premises. Tenant hereby agrees to indemnify Landlord against any and all claims for any brokerage commission or finders' fees arising out of any alleged services to the Tenant in connection with the lease of the Premises contemplated hereby.

         22. Late Payments. In the event that Tenant should pay any amounts due hereunder more than ten (10) days after their due date, such amounts shall bear interest at the rate of Twelve Percent (12%) from the due date until paid. Further, Tenant shall pay to Landlord the sum of Fifty Dollars ($50.00) as a processing fee to cover the increased costs to Landlord of calculating and collecting late payments.


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
         23. Application Law. The laws of the State of North Carolina shall govern and be controlling in the determination of the validity, interpretation and construction of this Lease, and in all questions relating to the performance and consummation of this Lease.

         24. Recording. This Lease shall not be recorded but, upon request to Landlord by Tenant, Landlord agrees to execute a memorandum hereof suitable for recording.

         25. Rules and Regulations. The Landlord, from time to time, may promulgate further rules and regulations as, in the judgement of the Landlord, may be necessary for the safety, care and cleanliness of the Building and Premises and for the preservation of good order therein. A copy of the initial set of rules and regulations is attached to this Lease as Exhibit B and shall be immediately effective. Modifications or additions to such rules and regulations will be effective five (5) days after Tenant has been given written notice thereof. No modification or addition to such rules and regulations shall affect Tenant more adversely than it affects all of the other tenants in the Building.

         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease in duplicate originals, all as of the day and year first above written.

                                      Landlord:

                                      University Corporate Center, LLC
                                      a North Carolina Limited Liability Company


                                      By /s/                              (SEAL)
                                         ---------------------------------
                                         Member/Manager


                                      Tenant:

                                      Endeavor Pharmaceuticals, Inc.

                                      By /s/ Stephen F. Rizzo
                                         ---------------------------------------
                                         Vice President

ATTEST:

/s/
--------------------------------------
      _________ Secretary

(CORPORATE SEAL)


                                       11
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                                   Exhibit A




                                  [FLOORPLAN]
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                                   EXHIBIT B


No existing building rules.